UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2020

CANFIELD MEDICAL SUPPLY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-55114	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 E Las Olas Blvd. Suite 221 Fort Lauderdale, FL 33316
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2020, the Board of Directors of Canfield Medical Supply, Inc. (the “Company”) adopted the Canfield Medical Supply, Inc. 2020 Long-Term Incentive Compensation Plan (the “Plan”), subject to shareholder approval.  On May 27, 2020, the Company obtained the written consent of shareholders holding greater than 50% of the voting securities of the Company approving the Plan. The Plan provides for the issuance of up to 6,939,980 shares of the Company’s common stock, $.0001 par value (the “Common Stock”), all of which may be issued in respect of Incentive Stock Options Awards (“Awards”). The Plan is effective as of July 1, 2020 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

On the first day of each calendar year, commencing January 1, 2021, or the first business day of the calendar year if the first day of the calendar year falls on a Saturday or Sunday, the Awards of Common Stock available under the Plan will automatically increase in an amount equal to the lesser of (i) 5% of the total number of shares of Common Stock outstanding as of December 31st of the preceding fiscal year or (ii) such number of shares of Common Stock as determined by the Board, provided that no such increase shall be effective if it would violate any applicable law or stock exchange rule or regulation, or result in adverse tax consequences to the Company or any Participant that would not otherwise result but for the increase.

The Board shall administer the Plan and may appoint the Compensation Committee to administer the Plan and delegate its powers as set forth and described under the Plan.

The termination of a participant’s directorship, employment, consulting relationship may result in the forfeiture of any unvested portion of an award granted under the Plan. Except as otherwise provided in an Award Agreement: (i) if an Eligible Employee’s employment with the Company terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (x) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability), and (y) vested Nonqualified Stock Option during the remaining term of the Option; and (ii) if an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

In addition, except as otherwise provided in an Award Agreement: (i) in the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board; and (ii) the Consultant or Eligible Director shall have a period of three years following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

The Plan is filed with this Report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Plan is subject to and qualified in its entirety to the Plan.

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2020, the Company obtained the written consent of shareholders holding greater than 50% of the voting securities of the Company approving the following:

1.	an increase in the number of shares of common stock of the Company that the Company is authorized to issue from 100,000,000 to 150,000,000 );

2.	changing the Company’s name to “Splash Beverage Group, Inc.”; and

3.	the adoption of the 2020 Long-Term Incentive Compensation Plan

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Canfield Medical Supply, Inc. 2020 Long-Term Incentive Compensation Plan (incorporated by reference to Annex A to the Company’s Preliminary Information Statement filed with the Securities and Exchange Commission on May 28, 2020 (Commission File No. 000-55114))

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2020

CANFIELD MEDICAL SUPPLY, INC.

/s/ Dean Huge
Dean Huge
Chief Financial Officer

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